Exhibit 32.1

Certification Pursuant To 18 U.S.C. Section 1350 By The Chief Executive Officer,

As Adopted Pursuant To Section 906 Of The Sarbanes-Oxley Act Of 2002.

I, Gerald L. Storch, Chief Executive Officer of Toys “R” Us, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.	The Annual Report on Form 10-K of the Company for the annual period ended February 3, 2007 (the “Report”) fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (15 U.S.C. 78m); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Gerald L. Storch
Gerald L. Storch Chairman of the Board and Chief Executive Officer
(Principal Executive Officer)
May 15, 2007